CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated January 10, 2002, which is incorporated by reference, in this Registration Statement (Form N-1A 33-9634 and 811-4888) of Dreyfus Short- Intermediate Government Fund.








                                        ERNST & YOUNG LLP


New York, New York
March 14, 2002